SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING 10/31/2005
FILE NUMBER 811-1424
SERIES NO.: 3

72DD     1.   Total income dividends for which record date passed during the period. ($000's Omitted)
              Class A                  $  16,184
         2.   Dividends for a second class of open-end company shares
              ($000's Omitted)
              Class B                  $     655
              Class C                  $     102
              Class R                  $      17
              Institutional Class      $      52

73A.          Payments per share outstanding during the entire current period:
         1.   Dividends from net investment income (form nnn.nnnn)
              Class A                  $000.1097
         2.   Dividends for a second class of open-end company shares
              (form nnn.nnnn)
              Class B                  $000.0090
              Class C                  $000.0090
              Class R                  $000.0810
              Institutional Class      $000.1810

74U.     1.   Number of shares outstanding (000's Omitted)
              Class A                    127,515
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Class B                     50,341
              Class C                      8,762
              Class R                        206
              Institutional Class          4,139

74V.     1.   Net asset value per share (to nearest cent)
              Class A                  $   12.85
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B                  $   12,27
              Class C                  $   12,30
              Class R                  $   12.77
              Institutional Class      $   13.22